Exhibit 10.3


                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT dated as of July 31, 1998 by and between WALTER R. FOURNIER, AS TRUSTEE OF THE FOURNIER RUIZ TRUST AND ALBA E. DEL VALLE, AS TRUSTEE OF THE FOURNIER DEL VALLE TRUST (hereinafter collectively referred to as "Sellers"), LOCKHART CARIBBEAN CORPORATION (hereinafter referred to as "Buyer") and HERITAGE INSURANCE COMPANY (CARIBBEAN), LIMITED (hereinafter referred to as the "Corporation").

                                   WITNESSETH:

IN CONSIDERATION of the promises and mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

 1.      SUPERSEDING EFFECT

         This Stock Purchase Agreement (the "Agreement") supersedes all oral or written agreements between the parties and constitutes the entire agreement between the parties, except for paragraphs 6, 7 and 8 of a Preliminary Acquisition Agreement dated June 4, 1998 between the parties hereto respecting this transaction (the "Preliminary Acquisition Agreement").

 2.      STOCK TO BE PURCHASED

         The Buyer shall purchase from the Sellers all the issued and outstanding capital stock of the Corporation, consisting of two hundred fifty thousand (250,000) shares of common stock, two hundred thousand (200,000) of which are owned by the Fournier Ruiz Trust and forty-nine thousand nine hundred ninety-nine (49,999) of which are owned by the Fournier Del Valle Trust (the "Corporation's Stock"), thus transferring every asset reflected on the Corporation's financial statements and all other off-balance sheet assets, including all of the Corporation's right, title and interest in and to all tangible and intangible assets of the Corporation. Notwithstanding anything to the contrary in this agreement, Buyer shall not assume any liabilities or obligations of the Corporation not disclosed in the Corporation's unaudited financial statements for the quarter ending June 30, 1998, or specifically assumed and provided for in this Agreement.

 3.      ACQUISITION PRICE

         The total purchase price for the  Corporation's  Stock will be equal to
1.5 times the net aggregate stated capital and surplus as appearing on the Closing Financial Statements (as hereinafter defined), subject to adjustment as stated below (the "Acquisition Price"). The "Closing Financial Statements" means those financial statements to be provided by Sellers to Buyer, for the period from January 1, 1997 ending December 31, 1997, and a balance sheet for the Corporation as at December 31, 1997, provided that the Closing (as hereinafter defined) shall occur on or before October 31, 1998. Said Closing Financial Statements shall be certified by a certified public accountant satisfactory to Buyer and shall contain an unqualified expression of opinion that, after an audit conducted by said accountant in accordance with generally accepted United States auditing


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standards,  the  financial  statements  have been  prepared in  accordance  with generally accepted accounting principles consistently applied.
         The Acquisition Price may be reduced with the consent of the Seller, based on developments or events that have a materially adverse effect on the Corporation or its Business prior to Closing.

 4.      PAYMENT

         A. At Closing Buyer shall pay the Sellers One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) by certified check or other immediately available funds or wire transfer.

         B. The balance of the Acquisition Price shall be paid by delivery to Sellers at Closing of such number of shares of Class A Common Stock of Buyer valued at $6.50 per share as are necessary to equal the Acquisition Price (the "Acquisition Shares"); provided, however, that in the event Buyer issues Class A Common Stock of Buyer for a price less than $6.50 per share at any time prior to January 1, 2000, the number of Acquisition Shares shall be proportionately increased and provided, further, that Sellers shall have the right for a 180-day period commencing three (3) years from the Closing, to require Buyer to redeem from Sellers the Acquisition Shares at a price of $8.30 per share (prorated by any subsequent increase in the number of shares delivered to Sellers resulting from a reduction in the issue price per share below $6.50). Sellers acknowledge that (i) Buyer is in the process of becoming a publicly held company under the Securities Act of 1933 of the United States, as amended (the "Securities Act"), and as such the Acquisition Shares held by Sellers will be subject to the provisions of Rule 144 of the Securities Act regarding the disposal of such shares to third parties; and (ii) the Class A Common Stock currently is not listed or traded on any stock exchange or other quotation system, and there can be no assurance that the initial public offering will be completed or that an active public market for Buyer's Class A Common Stock will develop or be sustained in the event of a successful completion of the initial public offering.

 5.      CLOSING

         The Closing of the transaction contemplated by the Agreement shall occur in accordance with the following (the "Closing"):

         A.       Place

         The Closing shall take place at the offices of Dudley, Topper and Feuerzeig, 1A Frederiksberg Gade, St. Thomas, U.S. Virgin Islands. The Closing date will be scheduled to coincide with Buyer's acquisition of Guardian Insurance Company, Inc. but only after (i) completion of due diligence to the satisfaction of Buyer and (ii) the receipt of regulatory consents from applicable governmental authorities, including the specific approval of this transaction by the insurance regulatory authorities for the British Virgin Islands (the "Closing Date"); provided, however, that the Closing shall in all events be held by no later than October 31, 1998. If for any reason the Closing shall not take place on or before October 31, 1998, and the deadline date has not been extended by mutual agreement, by written notice to the other party, either party may cancel the transaction after any such deadline date and neither party shall have any further obligation to the other.



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         B.       Deliveries and Payment

         (1) At the Closing the Sellers shall deliver to the Buyer (or to a designated wholly-owned subsidiary of the Buyer) those items set forth in
Section 6, and Buyer shall deliver to Sellers the Acquisition Shares as set forth in Section 4.

         (2) At the Closing the Sellers shall deliver to the Buyer (or to a designated wholly-owned subsidiary of the Buyer) a certificate signed by the President and Secretary of the Corporation and guaranteed by the Sellers to the effect that there has been no material adverse change in the financial condition or business of the Corporation as of the Closing Date.

         C.       Memorandum of Closing

         On the Closing Date, the parties shall execute a Memorandum of Closing which shall state the events that occurred at the Closing. All transactions at the Closing shall be considered to take place simultaneously. No delivery shall be considered to be made until all transactions are completed.

 6.      DOCUMENTS TO BE DELIVERED BY SELLERS  AT CLOSING

         The originals of all documents set forth below shall be delivered by the Sellers or the Corporation to Buyer (or to a designated wholly-owned subsidiary of the Buyer) at the Closing except for items B, C, D, G, H, K, O and P, which shall be provided at least ten (10) business days before the Closing:

         A.  The  Corporation  Stock   Certificates,   free  and  clear  of  all
encumbrances, fully paid, non-assessable, and duly endorsed in blank.

         B. All leases to which the Corporation is a party, together with the written consent of any landlord as may be required under such leases.

         E. The Corporation's license(s) to do business in the jurisdictions in which it operates.

         D.       Broker/Agent Agreements to which the Corporation is a party.

         E Contracts requiring performance after the Closing and contracts with warranties which shall remain in effect after the Closing.

         F.       Warranties on the Corporation's equipment assets.

         G. Opinion letters of the Corporation's counsel and the counsel for the Sellers, as described in Section 14 and Section 15.

         H. Certificate of good standing of the Corporation (and of any subsidiaries thereof) certified by the Registrar of Companies or any other appropriate official in the British Virgin Islands, as of no more than four weeks prior to the Closing Date.


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         I.       Resignations of all present directors and officers of the
Corporation effective on the Closing Date.

         J. Minute book(s), stock transfer book(s), stock certificate book and corporate seal(s) of the Corporation.

         K. Noncompetition Agreements as described in Section 12 of this Agreement.

         L. Documentation that the Corporation's insurance contract forms have been filed and approved as required pursuant to British Virgin Islands law.

         M. Written approval of the sale of the Corporation by the beneficiaries (or their guardians) of the Fournier Ruiz Trust and the Fournier Del Valle Trust in a form satisfactory to Buyer.

         N. Annual or other reports filed by the Corporation under British Virgin Islands law.

         O. The Closing Financial Statements (as defined in Section 3). These shall be provided to Buyer as soon as they are available.

         P. The certificate specified in Subsection 5B(2) above.

         Q. Any other instruments and documents that are required to fulfill the obligations of the Sellers under this Contract.

 7.      CONDITIONS TO THE OBLIGATIONS OF THE BUYER

         The obligations of Buyer to proceed with the Closing are subject to the satisfaction on or before the Closing Date of all of the following conditions:

         A. Sellers shall have complied with each of their covenants and agreements contained herein, and each of Sellers' representations and warranties contained in Section 9 shall be true on and as of the Closing Date.

         B. Delivery of the items required to be delivered by Sellers pursuant to Section 6.

         C. Approval by the insurance authorities for the British Virgin Islands and by any other regulatory authority as may be required for the lawful transfer of ownership or control of the Corporation by any jurisdiction in which the Corporation does business.


         D. Completion of due diligence to the reasonable satisfaction of Buyer in accordance with the terms of Section 21 of this Agreement.

         E. No material adverse change in the financial condition of the Corporation from that stated in the Closing Financial Statements, or in the relationships with the insurance agents or reinsurers with whom the Corporation does business.


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         F. No  material  change in the  conduct of the  Corporation's  business pending Closing, in accordance with the terms of Section 19 of this Agreement.

8.       CONDITIONS TO THE OBLIGATIONS OF SELLER AND THE CORPORATION

         The conditions of Seller and Corporation to proceed with the Closing are subject to the satisfaction on or before the Closing Date of all of the following conditions:

         A. Buyer shall have complied with each of their covenants and agreements contained herein, and each of Buyer's representations and warranties contained in Section 11 of this Agreement shall be true on and as of the Closing Date.

         B. Delivery of the items  required to be delivered by Buyer pursuant to
Section 5B of the Agreement.

         C. Approval by the insurance authorities for the British Virgin Islands and by any other regulatory authority as may be required for the lawful transfer of ownership or control of the Corporation by any jurisdiction in which the Corporation does business.


         D. Buyer shall have executed the employment agreements with Raymond Fournier and Octavio Estrada.

         E. Buyer shall have delivered to Seller a resolution of the Board of Directors of Buyer approving the purchase of the Corporation's Stock, the issuance and delivery of the Acquisition Shares and the execution and delivery of any other documents required to be delivered by Buyer under this Agreement.

         F. Buyer shall have simultaneously closed the transaction pursuant to which it acquires the shares of stock of Guardian Insurance Company from Unlimited Holdings, Inc. pursuant to the terms of a stock purchase agreement of even date executed by and between the Buyer and said company.

 9.      REPRESENTATIONS OF CORPORATION AND SELLERS

         The Corporation and Sellers warrant and represent as follows, which representations shall survive the Closing for five (5) years except those dealing with taxes that will survive for the applicable statute of limitations period:

         A.       Corporation's Right to Be Sold

         The Corporation has the full power and right to execute this Contract. The Corporation will present a director's resolution approving the sale of the Corporation's Stock, a certificate of good standing, a certificate of incumbency as to officers and directors and any other corporate documentation reasonably requested by Buyer.

         B.       Stock Ownership

         Sellers are the owners, free and clear of any lien or encumbrance, of the Corporation's Stock. Said Corporation Stock constitutes all of the issued and outstanding shares of the Corporation. The Sellers have not issued or granted any options or other rights to purchase the Corporation's Stock; neither is there any contract or other obligation on the part of the Sellers or the Corporation to issue any stock of the Corporation to any third party.

         C.       Capitalization

         The entire authorized capital stock of the Corporation consists of two hundred fifty thousand (250,000) shares of common stock, of which presently two hundred forty-nine thousand nine hundred ninety-nine (249,999) are issued and outstanding, fully paid and non-assessable.

         D.       Subsidiaries, Cross-Guarantees and Inter-Company Transfers

         The Corporation does not have any subsidiaries. The Corporation has not guaranteed or agreed to guarantee any debts of its shareholders, or of any of its officers, directors or employees, or any other person or entity whatsoever. There are no accounts receivable or transfers between the Sellers and the Corporation that are being questioned from an accounting standpoint or by any regulatory body. Notwithstanding the foregoing, the parties acknowledge that accounts receivable due from Unlimited Holdings in the amount of $36,000.00 appearing on the closing Financial Statements shall, in consideration of the results of operations subsequent to December 31, 1997, be deemed settled at Closing.

         E.       Organization and Standing of the Corporation

         The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. A copy of the Corporation's Articles of Association and Memorandum of Association and all amendments thereto as of the date of this Agreement, duly certified by the Registrar of Companies, is attached hereto as Exhibit "A". A copy of the Corporation's By-Laws, certified by the Corporation's Secretary, and all amendments thereto as of the date of this Agreement is attached hereto as Exhibit "B". Said copies of the Articles of Association and the Memorandum of Association, and the Bylaws are complete and correct as of the date of this Agreement. The Corporation is qualified to do business and is doing business in the British Virgin Islands, and is qualified to operate and is in good standing in the British Virgin Islands and any other jurisdiction in which the nature of the business conducted by it and the property owned by it makes such qualification necessary.

         F.       Title

         The Corporation is the owner of and has good and marketable title, free from any and all encumbrances, to all assets of the Corporation except as set forth in Exhibit "C", entitled "Encumbered Assets of the Corporation", dated July 31, 1998.

         G.       Financial Statements


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         The financial statements referenced in Subsections 9G (1) and (2) below which have been delivered to Buyer and attached hereto as Exhibit "D", together with the Closing Financial Statements (as defined in Section 3), once they are
delivered  to  Buyer  in  accordance   with   Subsection  6O,  (the   "Financial
Statements") accurately set forth the results of operations of the Corporation for the applicable periods, and such balance sheets present a true and complete statement of the financial condition, assets and liabilities of the Corporation for the applicable periods. There has not been any material adverse change in the financial condition of the Corporation from that stated in the Financial Statements, or in the relationships with the insurance agents or reinsurers with whom the Corporation does business.

         (1) Statements of profit and loss of the Corporation for the calendar years 1995 through 1997, inclusive, and balance sheets for the Corporation as of December 31 for each of said three (3) years were certified by Price Waterhouse, LLP, a certified public accountant and contain an unqualified expression of opinion that said statements have been prepared in accordance with generally accepted accounting principles consistently applied; and

         (2) A statement of profit and loss of the Corporation for the calendar quarter ending June 31, 1998, unaudited and verified by the Corporation's President and Treasurer;

         (3) In the event that Buyer determines that it is required to provide financial statements of the Company in order to comply with federal or state securities law requirements, Seller shall provide, or shall cause the Corporation to provide, to Buyer audited financial statements (including a balance sheet and statements of income and cash flows) for the Corporation for the Corporation's most recent fiscal year and unaudited financial statements for all interim periods specified in Rules 3-01 and 3-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"). In addition, Sellers shall direct, or shall cause the Corporation to direct, the Corporation's independent certified public accountants to cooperate with the Buyer for purposes of developing and compiling the financial information desired by Buyer in order to comply with federal or state securities law requirements;

         H.       Compliance with Laws

         To the best of Seller's knowledge and belief, the Corporation has complied with all applicable laws of the British Virgin Islands and all laws, rules and regulations applicable in the jurisdictions in which it operates and has the following licenses: License dated_____________ issued by the Supervisor of Insurance of the British Virgin Islands with an expiration date of
___________ authorizing the Corporation to engage in the business of an insurance company pursuant to Insurance Business (Special Provisions) Act 1991 of the Laws of the British Virgin Islands, and specific authority to write the following kinds of insurance:
         -----------------

         I.       Contracts to Sell or Mortgage Assets or Stock

         Other than as set forth in the Preliminary Acquisition Agreement, neither the Corporation nor the Sellers have entered into any contract to sell, assign, pledge or mortgage all or any part of the Corporation's Stock or its assets or Sellers' interest in either.

         J.       Contracts

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         (1) All  contracts  material to the  operation  of the  business of the
Corporation -- a full and complete list of which is attached hereto as Exhibit "D.1" -- are in good standing, valid and binding on the parties thereto, free of material default by any party thereto, and will continue to be the valid and binding obligation of the parties thereto in accordance with their respective terms after Closing;

         (2) prior to the Closing Date Sellers shall have caused the Corporation to deliver to Buyer correct and complete copies of all material contracts; and

         (3) to the extent that the transaction contemplated by this Agreement shall constitute an assignment of any material contract, which shall require the consent of any party to such contract, such consent shall have been obtained in writing on or before the Closing Date.

         K.       Taxes

         The Corporation is not and shall not on the Closing Date be in default for the payment of any tax accrued, imposed or assessed by the British Virgin Islands, or any other jurisdiction in which the Corporation does business, including withholding, insurance premium, gross receipts, personal or real property, sales, use, social security and unemployment taxes, fees and obligations.

         L.       Litigation

                  (1) Except as set forth in Exhibit "E" attached hereto, there are no suits, claims, consent decrees or other proceedings in law or equity pending, nor are there regulatory proceedings of any kind pending, or threatened against the Corporation or, with respect to the Corporation's Stock, against the Sellers.

                  (2) Except as set forth in Exhibit "E" attached hereto, there are no suits, claims consent decrees or other proceedings in law or equity pending or contemplated in which the Corporation or, with respect to the Corporation's Stock, in which either of the Sellers is plaintiff or petitioner.

         M.       Judgments

         There is not now nor shall there be at the time of Closing any judgments, liens or other encumbrances outstanding against the Corporation generally, or, with respect to the Corporation's Stock, against the Sellers.

         N.       Investigations

         There are no investigations or other regulatory proceedings pending or anticipated against the Corporation in the British Virgin Islands, or in any other jurisdiction in which the Corporation does business, or, with respect to the Corporation's Stock, pending or anticipated against the Sellers.

         O.       Power of Attorney

         Neither  Sellers  nor  the   Corporation   have  a  power  of  attorney
outstanding with respect to the Corporation's Stock or the Corporation's business.

         P.       Directors, Officers and Bank Accounts

         The Corporation has delivered to the Buyer a true and complete list, attached hereto as Exhibit F as of the date of this Agreement, certified by an authorized officer of the Corporation, setting forth the following:

                  (1) The names and addresses of all the Corporation's directors and officers; and

                  (2) The name, address and account number of each bank in which the Corporation has an account or safe deposit box and the names and addresses of all persons authorized to draw thereon or to have access thereto.

         Q.       Government and Other Consents

         No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental or public body, commission or authority is required in connection with (a) the execution, delivery and performance by the Corporation or Sellers of this Agreement, or (b) the sale and delivery of the Corporation's Stock to the Buyer.

         R.       Maintain Business as a Going Concern

         The Sellers and the Corporation will use their best efforts to maintain the Corporation as a going concern operating in its normal course of business as a licensed British Virgin Islands insurance company .

         S.       Minute Books
         The minute books of the Corporation accurately reflect all material corporate action of its shareholders and Board of Directors.

         T.       Disclosures

         The Buyer has been informed of all matters concerning or relating to the Corporation or its affairs, assets, and business which are or could be deemed material to making an informed judgment as to whether to enter into and, at Closing, to consummate this Agreement.

         U.       Employee Benefit Plans

         The Corporation is not bound by or liable under any "employee benefit plan" or "pension plan" as such terms are defined in the United States Employment Retirement Income Security Act of 1974 ("ERISA"), as amended, or under any similar law in any jurisdiction in which the Corporation does business.

         V.       Business Records

     The books and records of the Corporation, including but not limited to all of the books and records made available to Buyer for inspection during the course of its due diligence investigation pursuant to Section 21 of this Agreement, are maintained at the Corporation's principal place of business located at Heritage Insurance Company, Jackson Building, P.O. Box 3442, Roadtown, Tortola, BVI, and are intact, complete, true and accurate.

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         W.       Year 2000 Compliance

         The status of the Corporation's software and related hardware used in connection with the Corporation's business with respect to their ability to handle date information before, during, and after January 1, 2000, including, but not limited to accepting date-sensitive input, performing date-sensitive calculations, and providing date-sensitive output is reflected in the letter attached hereto as Exhibit H.

10.      THE TRUSTS

         The Sellers warrant and represent as follows, which representations shall survive the Closing for five (5) years:

         A. Each Seller is a validly formed and existing inter vivos trust under the laws of the Commonwealth of Puerto Rico.

         B. Walter R. Fournier is the duly appointed, qualified and serving trustee of the Fournier Ruiz Trust, and Alba E. del Valle is the duly appointed, qualified and serving trustee of the Fournier del Valle Trust.

         C. Each trustee has full authority to act in his/her individual capacity as trustee and to bind his/her respective trust to this Agreement.

         D. Each trustee has full power and authority under their respective trust instruments to sell the Corporation's Stock and to execute and deliver on behalf of the trust and the beneficiaries thereof all documents and instruments necessary in connection therewith.

11.      REPRESENTATION OF BUYER

         Buyer warrants and represents as follows, which representations shall survive the Closing for five (5) years:

         A.       Right to Buy

         Buyer has the full power and right to execute this Agreement and has the full right and power to acquire the Corporation's Stock and to issue the Acquisition Shares provided herein. Buyer will present directors' resolutions approving the purchase of the Corporation's Stock and any other corporate documentation reasonably requested by Seller.

         B.       Organization and Standing of the Buyer

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. The execution of this Agreement and Buyer's performance thereunder has been duly authorized under the terms of its corporate charter and governing documents and the Closing shall not result in the breach of any contract or other obligations by which the Buyer is bound.


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12.      COVENANT NOT TO COMPETE

         A. At Closing the Sellers shall cause Walter R. Fournier, Raymond L. Fournier, Octavio Estrada and W. Ricardo Fournier to enter into appropriate covenants not to compete with the Corporation, which covenants not to compete shall provide that the individual executing said agreement will not directly or indirectly, either as an employee, partner, stockholder, officer, director, proprietor, owner or otherwise, engage or become interested financially or otherwise in any business in competition with the Corporation for five (5) years in jurisdictions in which the Corporation is licensed or qualified or otherwise conducts the business of insurance, specifically excepting, however, from the scope of the agreement the Commonwealth of Puerto Rico.

         B. If the Buyer sells the Corporation, its stock or all of its assets, the Buyer shall have the right to assign the covenants set forth above. The individuals executing said covenants shall remain bound by the terms of said covenants to any and all subsequent purchasers of the Corporation, its stock or all of its assets.

13.      DAMAGE OR DESTRUCTION OF CORPORATION'S ASSETS

         A. The Corporation shall maintain its assets in the condition as they existed at the time of Buyer's inspection, ordinary wear and tear excepted.

         B. However, if the Corporation's assets are damaged or destroyed, to the extent of Twenty Percent (20%) or more of the value of such assets as set forth in the Closing Financial Statements, or the Corporation loses insurance accounts to the extent of Fifty Percent (50%) or more of such accounts prior to Closing, Buyer's sole remedy shall be the right to terminate this Agreement without any liability on either Buyer or Sellers.

14.      OPINION OF CORPORATION'S COUNSEL

         On the Closing Date, the Corporation shall deliver an opinion of the Corporation's counsel dated the Closing Date, which shall opine that:

         A. The Corporation's existence, good standing and authorized and issued stock are as stated in Section 9.

         B. This Agreement has been duly and validly authorized, executed and delivered by the Corporation and constitutes the valid, binding and enforceable obligation of the Corporation.

         C. The Corporation has good and marketable title to all of its property and assets covered by this Agreement.

         D. Counsel does not know or have reasonable cause to know of any claim, litigation, administrative proceeding, regulatory proceeding or governmental investigation pending or threatened against the Corporation or its assets other than those disclosed on Exhibit E.

15.      OPINION OF SELLERS' COUNSEL

         On the Closing Date, the Sellers shall deliver an opinion of the Sellers' counsel dated the Closing Date, which shall opine that:

         A. Each Seller is a validly formed and existing inter vivos trust under the laws of the Commonwealth of Puerto Rico.

         B. Walter R. Fournier has full authority to act in his/her individual capacity as trustee of the Fournier Ruiz Trust, and to bind the trust to this Agreement.

         C. Alba E. del Valle has full authority to act in his/her individual capacity as trustee of the Fournier Del Valle Trust, and to bind the trust to this Agreement.

         D. The trustees have been duly authorized, and have the legal capacity, to convey the Corporation's Stock and otherwise to perform according to the terms of this Agreement.

16.      INDEMNIFICATION OF BUYER BY THE PARTIES

         A.       Indemnification by Seller

         The Seller hereby agrees to indemnify and hold the Buyer and its successors and assigns harmless in respect of any and all liabilities and expenses (including, without limitation, settlement costs and legal, accounting, and other expenses in connection therewith) incurred by the Buyer and its successors and assigns in connection with any breach of the representations and warranties by Seller set forth in Section 9, of this Agreement, notice of which have been received by Seller within a period of three (3) years from the Closing date. These provisions shall survive the Closing.

         B.       Indemnification by Buyer

         Buyer hereby agrees to indemnify and hold the Seller and its successors and assigns harmless in respect of any and all liabilities and expenses (including, without limitation settlement costs and legal, accounting and other expenses in connection therewith) incurred by the Seller and its successors and assigns in connection with any breach of the representations and warranties of Buyer set forth in Section 10 of this Agreement, notice of which have been received by Buyer within a period of three (3) years from the Closing Date. These provisions shall survive the Closing.

         C.       Procedure for Indemnification

         (i) The party claiming indemnification (the "Claimant"), shall give reasonably prompt notice to the party from whom identification is claimed (the "Indemnifying Party") of any claim whether between the parties or brought by a third party, specifying: (a) the factual basis for such claim and (b) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within ten
(10) days after written notice of such action, suit or proceeding is received by Claimant.

         (ii) Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have 20 days (or such shorter period of time as it required to respond to the subject litigation or proceeding) to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the

Indemnifying Party or its authorized representative(s) the information relied upon the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said 20-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay tot he Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree, the parties shall use their reasonable efforts to negotiate a resolution of such dispute within said period (or any mutually agreed upon extension thereof.) If the parties fail to agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

         (iii) With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third party claim, the Claimant shall have the right to participate in the defense of such claim and retain separate co-counsel at its own expense; provided (a) if requested to participate at Indemnifying Party's request, (b) if the Claimant reasonably believes that a conflict of interest exists between Claimant and the Indemnifying Party, (c) if the Indemnifying Party does not admit to Claimant right to reimbursement or (d) if the Indemnifying Party fails to promptly assume and prosecute the defense of such third party claim, then the Claimant will be reimbursed for reasonable expenses of its own counsel. The indemnifying Party will select counsel reasonably satisfactory to the Claimant. The Indemnifying Party will not consent to an entry of judgment or settlement without release of liability and, with respect to nonmonetary terms, the Claimant's consent (not to be unreasonably withheld or delayed).

         (iv) If a claim, whether between the parties or by a third party, requires immediate action the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

         (v) If the Indemnifying party does not elect control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

17.      FURTHER ASSURANCES

         Buyer and Sellers shall execute any and all documents, prior to and after the Closing Date, that are required to implement or confirm the terms and intent of this Agreement.

18.      DEFAULT BY THE SELLERS

         If either Seller shall fail, refuse or be incapable of delivering any of the Corporation's Stock to be sold hereunder, such failure, refusal or incapacity shall not relieve either Seller of any obligation under this Agreement. In such event, the Buyer, at its option, may either purchase the remaining stock which it is entitled to purchase hereunder, or refuse to make such purchase and terminate all of its obligations under this Agreement.

19.      CONDUCT OF THE CORPORATION'S BUSINESS PENDING CLOSING

         The  Corporation  and Sellers  warrant and  represent  that,  until the
Closing:

         A. The business of the Corporation shall be conducted in its ordinary course.

         B. Without the written consent of the Buyer, the Corporation shall not enter into any contract -- other than insurance contracts issued in the ordinary course of business -- that shall (i) commit the Corporation to an expenditure in excess of Two Thousand Five Hundred ($2,500.00) Dollars, or (ii) be for a term lasting more than ninety (90) days after the Closing Date .

         C. The Corporation shall comply with all laws, rules and regulations of British Virgin Islands and federal, state, territorial, commonwealth, city, and local governments applicable in any jurisdiction in which it operates.

         D. The Corporation shall not knowingly violate or default under the terms of any lease or contract used or useful in the conduct of the business of the Corporation.

         E. The Corporation shall not sell, exchange or otherwise encumber any of the assets of the Corporation in any way whatsoever.

         F. The Corporation shall not dispose of any of its assets except those consumed in the regular conduct of the business.

         G. The Corporation shall not increase the compensation payable to any of the employees, officers, directors or consultants of the business, except those specifically agreed by the Buyer to take effect August 1, 1998.

         H. The Corporation shall not hire additional permanent employees for use in the business or discharge any present employees of the business without prior written notification to the Buyer.
         I. The Sellers and Corporation shall preserve the goodwill of the Corporation's customers and accounts and others having business relations with the Corporation.

         J. There shall be no modifications in the financial condition of the Corporation as set forth in the Closing Financial Statements, except as will occur in the ordinary and regular conduct of the Corporation's business.

         K. There will not be any changes in the legal structure of the Corporation, or its Articles of Association, Memorandum of Association or By-Laws.

         L. No dividends will be declared or paid on the stock of the Corporation.

         M. The Corporation shall not enter into or renew any employment contracts without the Buyer' s prior written consent (which shall not be unreasonably withheld).

         N. The Corporation shall not modify the fringe benefits offered to its employees without the Buyer's prior written consent (which shall not be unreasonably withheld).

         O. The Corporation shall not grant any bonuses other than routine cash bonuses to employees in accordance with past practice and in a commensurate amount.


DC01/210351-1

         P. The Corporation shall not engage in any transaction regarding its stock or options with respect thereto different in character or scale than those in which it has customarily engaged without the Buyer's prior written consent (which shall not be unreasonably withheld).

         Q. The Corporation shall not issue stock or cash dividends on the Corporation's shares.

20.      EMPLOYEES OF THE CORPORATION

         The Sellers and Corporation warrant and represent that:

         A. The employees of the Corporation do not have any interest in any of the Corporation's property, real or personal or tangible or intangible.

         B. The attached Exhibit G, entitled, "Employees of the Corporation", dated July 31, 1998 sets forth all employees of the Corporation, their compensation, vacations, holidays and other fringe benefits, and attaches a true and complete copy of any employment contract with respect to said employees (or any of them) by which the Corporation is bound.

21.      DUE DILIGENCE AND INSPECTION OF RECORDS

         The Buyer has the right to inspect, or have inspected by a Certified Public Accountant or other appropriately qualified consultant or advisor appointed by the Buyer and at Buyer's expense, the books and records of the Corporation and the operations of the Corporation. Sellers and the Corporation will make available to Buyer, Buyer's counsel, accountants, and other representatives access to such information and documents regarding the Corporation's business operations and financial records as Buyer may reasonably request including a review of all insurance contracts, accounts, material contracts, licenses, bonds, reports to regulatory authorities, agency agreements, reinsurance agreements, litigation files (including environmental cases, and other run-offs on previous property and casualty coverages) and all regulatory files as to administrative proceedings involving the Corporation and the status of any orders or consent decrees issued in connection therewith, and any audit or other review of the Corporation's financial records. Sellers and the Corporation will authorize the Corporation's attorneys and accountants to discuss freely the affairs of the Corporation with the Buyer and its counsel, accountants or other representatives. In accordance with the Preliminary
Acquisition Agreement, Buyer shall keep confidential and cause its agents, attorneys and accountants to keep confidential the information reviewed during due diligence.

22.      LABOR RELATIONS

         The Corporation warrants and represents that there is no employment discrimination, wrongful discharge or other employment complaint or litigation pending and no work stoppage pending or threatened with respect to the business of the Corporation and no applications for certification of a collective bargaining agent or other union organization activity with respect to the Corporation or its employees are pending or anticipated.

23.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Buyer, Sellers and the Corporation herein shall survive the Closing.

24.      BINDING ON SUCCESSORS

         Subject to Section 32, this Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the Buyer and Sellers.

25.      BROKERS AND EXPENSES

         A. Buyer, Sellers and the Corporation warrant and represent to each other that neither has employed any broker, finder or other person or entity in connection with matters contemplated by this Agreement.

         B. Buyer and Sellers shall indemnify each other from any claim and any costs associated therewith by any such broker, finder, person or entity.

         C. Each of the parties hereto shall pay all expenses and disbursements incurred by it, its officers, employees, attorneys, accountants, financial advisers and other agents and representatives in connection with this Agreement and the performance of its obligations hereunder.

26.      CHANGES TO SELLERS' WARRANTIES AND REPRESENTATIONS

         If there are any changes to the Sellers' and the Corporation's warranties or representations set forth in this Agreement, the Sellers or the Corporation, as the case may be, shall notify the Buyer immediately in writing of such changes by certified or registered mail, return receipt requested or by delivery to Buyer's President in person of such writing.

27.      SECTION HEADINGS

         The heading or subheadings of sections contained herein are used for convenience and ease of reference and shall not limit the scope or intent of the section.

28.      ARBITRATION AND APPLICABLE LAW

         Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration to be held in St. Thomas, U.S. Virgin Islands in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators shall be final and may be entered in any court having jurisdiction thereof. This Agreement shall be governed by the laws of the U.S. Virgin Islands.

29.      DOCUMENTS INCORPORATED BY REFERENCE

         The following documents are hereby incorporated by reference:

         A. Exhibit A entitled, "Articles of Association of the Corporation", dated July 31, 1998.

         B.  Exhibit B  entitled,  "Bylaws of the  Corporation",  dated July 31,
1998.

         C. Exhibit C entitled "Encumbered Assets of the Corporation", dated July 31, 1998.

         D. Exhibit D entitled "Financial Statements of the Corporation", dated July 31, 1998.

         E. Exhibit D.1 entitled "Material Contracts of the Corporation", dated July 31, 1998.

         F. Exhibit E entitled, "Litigation of the Corporation and/or Sellers", dated July 31, 1998.

         G. Exhibit F entitled "Officers, Directors, Bank Accounts and Safe Deposit Boxes of the Corporation," dated July 31, 1998.

         H. Exhibit G entitled "Employees of the Corporation," dated July 31, 1998.

         I. Exhibit H entitled "Status of Corporation's Software and Related Hardware", dated July 31, 1998.

30.      NOTICES AND CORRESPONDENCE

         All notices and correspondence shall be sent by either party to the other in all matters dealing with this Agreement to the following addresses:

                  (a)      To the Sellers:        FOURNIER RUIZ TRUST
                                                  c/o  Walter R. Fournier
                                                  P.O. Box 9022992
                                                  Old San Juan Station
                                                  San Juan, PR  00902

                                                  FOURNIER DEL VALLE TRUST
                                                  c/o  Alba E. Del Valle
                                                  P.O. Box 9021342
                                                  Old San Juan Station
                                                  San Juan, PR  00902

                  (b)      To the Corporation:    Raymond L. Fournier
                                                  President
                                                  HERITAGE INSURANCE COMPANY
                                                       (CARIBBEAN), LIMITED
                                                  P.O. Box 3442
                                                  Roadtown, Tortola
                                                  British Virgin Islands

                  with a copy to:                 Maria T. Hodge
                                                  HODGE & FRANCOIS
                                                  1340 Taarneberg
                                                  St. Thomas, U.S. Virgin
                                                       Islands 00802

                  (c)      To the Buyer:          John P. de Jongh, Jr.,
                                                  President
                                                  LOCKHART CARIBBEAN CORPORATION
                                                  No. 44 Estate Thomas
                                                  P.O. Box 7020
                                                  Charlotte Amalie St. Thomas
                                                  U.S. Virgin Islands  00801

                  with a copy to:                 Thomas C. O'Keefe
                                                  DUDLEY, TOPPER AND FEUERZEIG
                                                  1A Frederiksberg Gade
                                                  St. Thomas, U.S. Virgin
                                                       Islands 00802

or any other address provided prior written notice is given to the other party.

31.      INDEPENDENT COUNSEL

         The Sellers acknowledge that they have used as their counsel for the negotiation of this Agreement the attorneys also used by the Corporation in the conduct of the Corporation's U.S. Virgin Islands business nevertheless, Sellers are satisfied that they have received proper legal advice in connection with the execution of this Agreement.

32.      ASSIGNMENT

         This Agreement is personal in nature and none of the parties hereto shall, without the written consent of the others, assign or transfer its rights or obligations hereunder to another company or person, except that the Buyer may transfer all or any portion of its rights or obligations hereunder to any of its wholly-owned subsidiaries without such prior written consent.

33.      TERMINATION

         This Agreement may be terminated by either Seller of Buyer, if the terminating party is not then in breach of any material obligation under this Agreement, on written notice to the other at any time prior to Closing as follows:

         (i) By Buyer or Seller, as the case may be, if the other shall be in material breach of any of the provisions applicable to it hereunder and provided that such material breach shall not have been cured within 30 days of receipt of the breaching party of written notice describing in detail such breach;

         (ii) By mutual agreement of Buyer and Seller at any time, set forth in writing executed by other party;

         (iii) By Buyer or Seller, if any of the conditions to their respective performance obligations under Section 7 and 8 are not satisfied on or before October 31, 1998; or

         (iv) By Buyer or Seller by written notice to the other, if a court of competent jurisdiction or other governmental authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, permanently enjoining or otherwise such order, decree, ruling or other action shall have become final and nonappealable.

         In the case of termination of this Agreement pursuant to this Section 33, each party will pay all of its costs and expenses and neither will have any further liability or obligation of any nature to the other.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement which is effective as of July 31, 1998.

                                             CORPORATION:

WITNESSES:                                   HERITAGE INSURANCE COMPANY
                                              (CARIBBEAN), LIMITED

/s/ J. Summer Westman                By:     /s/ Raymond L. Fournier
-------------------------                    ----------------------------------
                                             Raymond L. Fournier, President
                                                  [Seal]
/s/ Lisa N. Sweet
_________________________        Attest:     _________________________________,
                                             Secretary


                                             SELLERS:

                                             THE FOURNIER DEL VALLE TRUST

_________________________            By:     /s/ Alba E. Del Valle
                                             ----------------------------------
                                             Alba E. Del Valle, Trustee
_________________________                            [Seal]

                                             THE FOURNIER RUIZ TRUST

_________________________            By:     /s/ Walter R. Fournier
                                             ---------------------------------
                                             Walter R. Fournier, Trustee
-------------------------

                                             BUYER:

                                             LOCKHART CARIBBEAN CORPORATION

/s/ J. Summer Westman                By:     /s/ John P. de Jongh,  Jr.
-------------------------                    --------------------------------
                                             John P. de Jongh, Jr., President
                                                 [Seal]

/s/ Lisa N. Sweet                  Attest:   /s/ Christine O'Keefe
-------------------------                    --------------------------------
                                             Christine O'Keefe, Secretary